CODE OF ETHICS

                         Todd Investment Advisors, Inc.

         Todd Investment Advisors, Inc. (the "Advisor") has adopted this Code of Ethics effective as of May 11, 2004, in accordance with the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

         Rule 17j-1 under the 1940 Act generally prohibits deceitful, fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies. While this Code is designed to prevent violations of Rule 17j-1, it is possible to comply with the terms of this Code and nevertheless violate the general prohibitions set forth in Rule 17j-1. Those persons subject to this Code should, therefore, bear these general prohibitions in mind at all times.


A.       GENERAL STANDARDS OF ETHICAL CONDUCT

         Directors, officers and other Access Persons (as defined in this Code) have a duty at all times to place the interests of the investment companies and other clients for which the Advisor acts as investment manager or advisor ahead of their own interests.

         All personal securities transactions of these individuals must be conducted in compliance with this Code and in a manner that avoids any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility to the Advisor and its clients.

         All activities of these individuals also must be conducted in accordance with the fundamental standard that they may not take any inappropriate advantage of their positions with the Advisor.


B.       STANDARDS OF CONDUCT FOR ACCESS PERSONS

         Note:  Access Persons includes Advisory Persons and Investment Persons.

         1.   Prohibited Purchases and Sales When a Client Trade Is Pending

              a.  Prohibition

                  If an Access Person knows that the Advisor, on behalf of any
              Client, has placed a "buy" or "sell" order in a Covered Security on a particular day, the Access Person may not purchase or sell, directly or indirectly, the Covered Security or a Related Security on the same day if:

                o the Access Person has any direct or indirect beneficial
                  ownership in the Covered Security or a Related Security or
                o the Access Person will acquire any direct or indirect
                  beneficial ownership in the Covered Security or a Related Security by reason of the purchase.
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              b.  Exempted Transactions

              This prohibition does not apply to:

                o purchases or sales involving 500 or fewer shares of a
                  Covered Security that is included in the Standard & Poor's
                  500 based on individual and aggregate transactions occurring within a 5 day period
                o purchases or sales effected in any account or security tied to and index (QQQ, SPIDR, etc.) or exchange traded funds,("ETF's) over which the Access Person has no direct or indirect influence or control
                o purchases or sales that are non-volitional on the part of the
                  Access Person
                o purchases that are part of an automatic dividend reinvestment plan
                o sales that are part of an automatic withdrawal plan
                o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer
                o sales of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer or
                o purchases or sales that the Compliance Officer or their designee approves in writing before the purchase or sale

              c.  Approval by the Compliance Officer

                  To obtain approval for a specific transaction, an Access
              Person should contact the Compliance Officer or their designee. The Access Person must disclose to the Compliance Officer or their designee all factors potentially relevant to a conflict of interest analysis that the Access Person is aware of, including the existence of any substantial economic relationship between his or her transaction and the Client's transaction.

                  Generally the Compliance Officer or their designee will
              approve a transaction only if:

                o the transaction is only remotely potentially harmful to
                  the Client because it would be very unlikely to affect a highly institutional market
                o the transaction is clearly not economically related to the securities to be purchased or sold by the Advisor on behalf of the Client or
                o the transaction is unlikely to result in any of the abuses described in Rule 17j-1.

         2.       Confidentiality

              An Access Person may not reveal to any other person (except in the normal course of his or her duties on behalf of the Advisor) any information about securities transactions of a Client or securities under consideration for purchase or sale by a Client.
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C.       STANDARDS OF CONDUCT FOR ADVISORY PERSONS

         Note: Advisory Persons includes Investment Persons.

         1.   Restrictions on Serving on Boards of Directors

              An Advisory Person may not serve on the board of directors of a publicly traded company without prior approval from the Chief Executive Officer of their business unit.

         2.   Restrictions Involving Gifts

              An Advisory Person may not accept in any calendar year gifts with a value of more than $100 from any person that does business with the Advisor, directly or on behalf of any Client.

              This prohibition shall not apply to:

             o an occasional breakfast, lunch, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment that is not so frequent, so costly nor so extensive as to raise any question of impropriety
             o a breakfast, lunch, dinner, reception or cocktail party in conjunction with a bona fide business meeting or
            o a gift approved in writing by the Compliance Officer because the character or value of the gift would not raise any question of impropriety


D.       STANDARDS OF TRADING PRACTICES  FOR ADVISORY PERSONS

           Note: Advisory Persons includes Investment Persons.

         1.Prohibited Purchases and Sales Within 3 Trading Days of a Client
           Trade

              a.  Prohibition

                  If the Advisor, on behalf of a Client, has executed a trade in a Covered Security, an Advisory Person may not purchase or sell, directly or indirectly, the Covered Security or a Related Security within 3 trading days before or after that Client's trade if:

                o the Advisory Person has any direct or indirect beneficial ownership in the Covered Security or a Related Security or will acquire any direct or indirect beneficial ownership in the Covered Security or a Related Security by reason of the purchase.

              b.  Exempted Transactions

                  This prohibition does not apply to:

                o purchases or sales involving 500 or fewer shares of a Covered Security that is included in the Standard & Poor's 500 based on individual and aggregate transactions
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                o     purchases or sales effected in any account or security
                      tied to an index(QQQ, SPDR, etc.) or exchange traded funds ("ETF"s)over which the Investment Person has no direct or indirect influence or control
                o purchases or sales that are non-volitional on the part of the Investment Person
                o purchases that are part of an automatic dividend reinvestment plan
                o     sales that are part of an automatic withdrawal plan
                o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer
                o sales of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer or
                o purchases or sales that the Compliance Officer or their designee approves in writing before the purchase or sale

              c.  Approval by the Compliance Officer

                  With the exception of those transactions exempted above, all other transactions must be approved prior to execution by the Compliance Officer or their designee. The Compliance Officer or their designee will maintain a written record of all such requests for approval. To obtain approval for a specific transaction, an Advisory Person should contact the Compliance Officer or their designee. The Advisory Person must disclose to the Compliance Officer or their designee all factors potentially relevant to a conflict of interest analysis that the Advisory Person is aware of, including the existence of any substantial economic relationship between his or her transaction and the Client's transaction.

                  Generally the Compliance Officer or their designee will approve a transaction only if:

                o the transaction is only remotely potentially harmful to the Client because it would be very unlikely to affect a highly institutional market
                o the transaction is clearly not economically related to the securities to be purchased or sold by the Advisor on behalf of the Client or
                o the transaction is unlikely to result in any of the abuses described in Rule 17j-1.

         2.       HOLDING PERIOD

                  All Advisory Persons are subject to a holding period of not less than 60 days prior to disposing of a position.


3.   PROHIBITED TRANSACTIONS

                  No Advisory Person may enter into an uncovered short sale, write an uncovered option, or purchase or sell, directly or indirectly, for his or her own account in which he or she may have a beneficial interest, any security that is subject to a firm-wide restriction.
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E.       REPORTING

         Note: The reporting requirements described in this section apply to Access Persons, which includes Advisory Persons and Investment Persons.

         1.       Duplicate Confirmations and Statements

                  Each Access Person must arrange for duplicate copies of broker trade confirmations and periodic statements of his or her brokerage accounts to be sent directly to the Compliance Officer.

         2.       Holdings Reports

              a.  What Information Must Be Included in a Holdings Reports?

                  Each Access Person must submit written and signed reports
              containing information about each Covered Security in which the Access Person had any direct or indirect beneficial ownership ("Holdings Reports").

                  Each Holdings Report must include the following information:

                o title of each Covered Security in which the Access Person had any direct or indirect beneficial ownership
                o number of shares and/or principal amount of each
                  Covered Security in which the Access Person had any direct or indirect beneficial ownership
                o name of any broker, dealer or bank with whom the Access
                  Person maintained an account in which any securities were held for the direct or indirect benefit of the Access
                  Person and
                o date the Holdings Report is submitted by the Access Person

                  If an Access Person is not required to report any information on a Holdings Report, the Access Person must submit a written and signed statement to that effect to the Compliance Officer by the date on which the Holdings Report is due.

              b.  When Must an Access Person Submit an Initial Holdings Report?

                  Each Access Person must submit to the Compliance Officer an
              Initial Holdings Report no later than 10 days after he or she becomes an Access Person. The information included in the Initial Holdings Report must reflect the Access Person's holdings as of the date he or she became an Access Person.

              c.  When Must an Access Person Submit Annual Holdings Reports?

                  Each Access Person must submit to the Compliance Officer an
              Annual Holdings Report no later than January 30 of each year. The information included in the Annual Holdings Report must reflect the Access Person's holdings as of the immediately preceding December 31.
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              d.  Are There Any Exceptions to These Reporting Requirements?

                  An Access Person does not have to include in his or her
              Holdings Reports information about the following securities or accounts:

                o direct obligations of the government of the United States
                o bankers'acceptances
                o bank certificates of deposit
                o commercial paper
                o high quality short-term debt instruments including repurchase agreements
                o shares issued by open-end Funds
                o securities held in any account over which the Access Person has no direct or indirect influence or control and
                o transactions effected for any account over which the Access
                  Person has no direct or indirect influence or control

         2.       Quarterly Transaction Reports

                  a. What Information Must Be Included in a Quarterly
                     Transaction Report?

                  Each Access Person must submit a report ("Quarterly Transaction Report") containing information about:

                o every transaction in a Covered Security during the quarter and in which the Access Person had any direct or indirect beneficial ownership and
                o every account established by the Access Person in which
                  any securities were held during the quarter for the direct or indirect benefit of the Access Person.

                  A Quarterly Transaction Report must include the following information:

                o    date of each transaction in a Covered Security
                o    title of the Covered Security
                o interest rate and maturity date of the Covered Security, if applicable
                o    number of shares and/or principal amount of the Covered
                     Security
                o    nature of the transaction
                o price of the Covered Security at which the transaction was effected
                o name of the broker, dealer or bank with or through which the transaction was effected
                o name of the broker, dealer or bank with whom the Access Person established any new account
                o    date the account was established and
                o date the Quarterly Transaction Report is submitted by the Access Person

                  If an Access Person is not required to report any information on a Quarterly Transaction Report, the Access Person must submit a written and signed statement to that effect to the Compliance Officer no later than 10 days after the end of the calendar quarter.
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              b.  When Must an Access Person Submit a Quarterly Transaction
                  Report?

                  A Quarterly Transaction Report must be submitted to the
              Compliance Officer no later than 10 days after the end of each calendar quarter.

              c.  Are There Any Exceptions To These Requirements?

                  Exceptions for Certain Securities and Accounts

                  An Access Person does not have to report transactions involving the following securities or accounts:

              o   direct obligations of the government of the United States
              o   bankers' acceptances
              o   bank certificates of deposit
              o   commercial paper
              o high quality short-term debt instruments including repurchase agreements
              o shares issued by open-end Funds not managed by Advisory personnel
              o securities held in any account over which the Access Person has no direct or indirect influence or control and
              o transactions effected for any account over which the Access Person has no direct or indirect influence or control

                  If an Access Person does not make a Quarterly Transaction Report because of this exception, the Access Person must submit a written and signed statement to that effect to the Compliance Officer no later than 10 days after the end of the calendar quarter.

                  Exceptions Based On Duplicate Confirmations

                  In addition, an Access Person does not have to make a Quarterly Transaction Report for a calendar quarter if:

                  o the report would duplicate information contained in
                    broker trade confirmations or account statements received by the Compliance Officer no later than 10 days after the end of the calendar quarter and
                o all of the required information is contained in the broker trade confirmations or account statements.

                    If broker trade confirmations do not contain all of the required information, the Access Person must include the missing information in a Quarterly Transaction Report.

                    If an Access Person does not make a Quarterly Transaction Report because of this exception, the Access Person must submit a written and signed statement to that effect to the Compliance Officer no later than 10 days after the end of the calendar quarter.

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F.       COMPLIANCE OFFICER REVIEWS

         In reviewing transactions, the Compliance Officer will take into account the various exceptions included in this Code. Before making a determination that an Access Person has violated this Code, the Compliance Officer will give the Access Person an opportunity to supply additional information about the transaction in question.


G.       SANCTIONS

         The Board of Directors of the Advisor may impose sanctions on an Access Person for violations of this Code as it deems appropriate. Sanctions could include disgorgement of any profits realized by the Access Person as a result of the violation, a letter of censure or suspension in the Access Person's personnel file, or termination of the employment of the Access Person.


H.       MISCELLANEOUS

         All reports of securities transactions and any other information reported pursuant to this Code will be treated as confidential.

         The Board of Directors of the Advisor may from time to time adopt interpretations of this Code as it deems appropriate.


I.       DEFINITIONS

         "Access Person" means

        o    any director of the Advisor
        o    any officer of the Advisor
        o    any general partner of the Advisor or
        o    any Advisory Person (as defined below) of the Advisor

         "Advisory Person" means

        o any employee of the Advisor (or of any company in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Client
        o any employee of the Advisor (or of any company in a control relationship to the Advisor) whose functions relate to the making of any recommendations with respect to purchases or sales of Covered Securities by a Client or
        o any natural person in a control relationship with the Advisor who obtains information regarding recommendations made to a Client with regard to the purchase or sale of Covered Securities by a Client

         "Beneficial Ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934.
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         "Client" means any person or entity, including an investment company, for which the Advisor serves as investment manager or advisor.

         "Compliance Officer " means any person designated by the Advisor to administer this Code or to review reports required by this Code.

         "Control" has the same meaning as in Section 2(a)(9) of the 1940 Act.

         "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it does not include:

        o direct obligations of the government of the United States
        o bankers'acceptances
        o bank certificates of deposit
        o commercial paper
        o high quality short-term debt instruments, including repurchase agreements and
        o shares issued by open-end Funds except those managed by Advisory personnel

         "Fund" means an investment company registered under the 1940 Act.

         "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         "Investment Person" means

          o any employee of the Advisor (or of any company in a control relationship to the Advisor) who, in connection with his or her regular functions of duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Client or
          o any natural person who controls the Advisor and who obtains information concerning recommendations made to a Client regarding the purchase or sale of securities by a Client

         "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         "Purchase or sale of Covered Securities" includes, among other things, the writing of an option to purchase or sell Covered Securities.

         "Related Security" means:

        o    a security issued by the same issuer that issued the Covered
             Security
        o a security issued by an issuer under common control with the issuer that issued the Covered Security or
        o a security that gives the holder any contractual right with respect to the Covered Security, including options, warrants or other convertible securities

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                          SUPPLEMENT TO CODE OF ETHICS
                         TODD INVESTMENT ADVISORS, INC.

OVERVIEW

Effective May 11, 2004 Todd Investment Advisors, Inc. amended its Code of Ethics. The following procedures shall be used as a supplement to the "Code" for the purposes of monitoring and providing additional oversight related to, pre-clearance procedures, transactions in securities purchased, sold, recommended or down-rated within Todd Investment Advisors, Inc. Equity Model ("Equity Model") and restrictions on political contributions. Directors of Todd Investment Advisors, that provide dual reporting under the parent company ("Fort Washington Investment Advisors, Inc.") will submit a quarterly certification via the compliance officer of Fort Washington, that they have met all of the requirements within Todd's Code of Ethics.


PRE-CLEARANCE REQUIREMENTS

Prior to executing personal transactions, each employee must receive clearance from the trading department.

Personal securities transactions of each trader must be cleared with another member of the trading department. Persons engaging in securities transactions shall keep a personal record of the person pre-clearing each transaction, the date of such pre-clearance, the time and nature of such transaction.

MODEL PORTFOLIO TRANSACTION RULES ("5-DAY RULE")

1. Purchases
Access Persons are prohibited from purchasing securities added to the Equity Model for 5 business days following the addition.

2. Sells
Access Persons are prohibited from selling securities within the Equity Model that have been down-rated to the point where it is intended to be sold within client's accounts for 5 business days following the down-rating. (Exceptions may be allowed on a case-by-case basis in the event that client and fund sales have been completed prior to the expiration of the five-day period.

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SPECIAL RULES FOR PERSONS IN SENSITIVE POSITIONS

In addition to the procedures outlined above, certain additional restrictions are applicable to all employees who are in a position to recommend and/or approve the purchase of a security by a client.

Each person identified must disclose his or her ownership in a security or related option that he or she recommends or approves for purchase or sell by a client to the President of Todd Investment Advisors, Inc. The President may require additional information as to any such ownership or position and may, in consultation with members of the Investment Committee, require sale of the stock or closure of the option position by such person to avoid the appearance of any impropriety or conflict. The Company shall maintain a written record of such disclosures and any actions taken in response to them.

RECORDKEEPING

The trading department will maintain a list of securities that have been added or down-rated within the Equity Model within the specified 5 business day period. The equity portfolio managers are responsible for prompt revision of the list to reflect changes as they occur.

As required by the Code of Ethics, all transactions must receive pre-clearance, including those involving securities within the Equity Model.


RESTRICTIONS ON POLITICAL CONTRIBUTIONS

Todd Investment Advisors condemns "pay-to-play" practices and therefore, neither Todd Investment Advisors nor any of its employees or immediate family members are to make political contributions to candidates for political office who could influence the selection of investment advisors by public funds. In August of 1999, The SEC proposed a rule that would prohibit an advisor from providing services to a government client for two years after contributions are made to State and Local officials (and candidates for their positions) who are able to influence the selection of an advisor. We concur with the de minimis exception which states that the two-year timeout does not apply to contributions of $250 or less made to a candidate for whom the person making the contribution can vote. Employees of Todd Investment Advisors, Inc. are also prohibited from soliciting campaign contributions for those elected officials able to influence the selection of an advisor.

All employees of Todd are required to keep records of their political contributions and to submit this information monthly to Jennie Doss, Compliance Officer.